UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of principal executive offices)

(281) 730-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition of Disposition of Assets.

On August 30, 2019, Nine Energy Service, Inc. (“Nine” or the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Brigade Energy Services LLC, Delaware limited liability company (“Brigade”). Pursuant to the Purchase Agreement, on such date, through the sale of all of the limited liability interests of its wholly owned subsidiary, Beckman Holdings Production Services, LLC, Nine sold its Production Solutions segment to Brigade for approximately $17 million in cash, subject to working capital adjustments. The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about the parties to those agreements. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement were made as of the date of the Purchase Agreement only and are qualified by information in confidential disclosure schedules provided by the parties thereto to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement may have been used for the purpose of allocating risk between the parties thereto rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual statements of fact about the parties thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2019, Bruce Morgan, who had previously served as Nine’s President, Production Solutions, became President, Administration and Operations. In connection therewith and solely to reflect such change, Mr. Morgan entered into the First Amendment to Amended and Restated Employment Agreement with Nine Energy Service, LLC and the Company, effective as of August 30, 2019 (the “Amendment”). The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)     Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2019 and the year ended December 31, 2018, and the notes related thereto, are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(d)     Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated August 30, 2019, by and between Brigade Energy Services LLC and Nine Energy Service, Inc.

10.1	First Amendment to Amended and Restated Employment Agreement, by and among Nine Energy Service, LLC, Nine Energy Service, Inc. and Edward Bruce Morgan, effective as of August 30, 2019.

99.1	Unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2019 and the unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2019 and the year ended December 31, 2018, and the notes related thereto.

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. In addition, pursuant to Item 601(b)(2) of Regulation S-K, certain immaterial provisions of the agreement that would likely cause competitive harm to the Company if publicly disclosed have been redacted. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments and an unredacted copy of the agreement to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any documents so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2019	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Senior Vice President and General Counsel